Exhibit 5.1

Crowe MacKay LLP
1100 - 1177 West Hastings Street
Vancouver, BC V6E 4T5
Main +1 (604) 687 4511
Fax +1 (604) 687 5805
www.crowemackay.ca

Consent of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of New Found Gold Corp.

We consent to being named and to the use of the audited annual financial statements as at and for the years ended December 31, 2021 and 2020 dated March 10, 2022 to the shareholders of New Found Gold Corp. (the “Company”), which comprise of the statement of financial position as at December 31, 2021 and December 31, 2020; statements of comprehensive loss, changes in shareholders' equity and cash flows for the years ended December 31, 2021 and December 31, 2020; and notes to the financial statements, including a summary of significant accounting policies and explanatory information, which is incorporated by reference herein and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the base shelf prospectus included in registration statement on Form F-10 dated July 22, 2022 of the Company.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, Canada

July 22, 2022